Item 4.2


                                     BY-LAWS

                                      -of-

                                  HARDINGE INC.



                                    ARTICLE I

                                    Offices.
                                    --------

SECTION 1.  Principal Office.
-----------------------------

            The principal office of the corporation shall be located in the County of Chemung and State of New York.

SECTION 2.  Other Offices.
--------------------------

            The corporation may also have such other offices, either within or without the State of New York, as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                                  Shareholders.
                                  -------------

SECTION 1.  Place of Meetings of Shareholders.
----------------------------------------------

            Meetings of shareholders may be held at such place, within or without the State of New York, as may be fixed by the Board of Directors.

SECTION 2.  Annual Meeting of Shareholders.
-------------------------------------------

            A meeting of shareholders shall be held annually on such date and at such place and time as may be fixed by the Board of Directors for the election of directors and the transaction of other business.

SECTION 3.  Special Meetings of Shareholders.
---------------------------------------------

            Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board or by the President. Such call shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be confined to the purpose or purposes for which the meeting is called.

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                                      -2-


SECTION 4.  Fixing Record Date.
-------------------------------

            The Board of Directors may fix, in advance, a date as the record date for purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. Such date shall be not more than fifty (50) nor less than ten (10) days before the date of such meeting nor more than 50 days before any other action. If no record date is fixed, the record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given and for all other purposes shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

SECTION 5.  Notice of Meetings of Shareholders.
-----------------------------------------------

            Written notice of every meeting of shareholders shall state the place, date and hour of the meeting and unless it is the annual meeting indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the statutory requirements to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten
(10) nor more than fifty (50) days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary of the corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

SECTION 6.  Adjourned Meetings.
-------------------------------

            When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at

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                                      -3-


the adjourned meeting the corporation may transact any business that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

SECTION 7.  List of Shareholders at Meeting.
--------------------------------------------

            A list of shareholders as of the record date, certified by the secretary or by the transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meetings, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

SECTION 8.  Quorum of Shareholders.
-----------------------------------

            The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. Despite the absence of a quorum, the shareholders present may adjourn the meeting.

SECTION 9.  Proxies.
--------------------

            Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven
(11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is provided by law.

SECTION 10.  Inspectors at Shareholders' Meetings.
--------------------------------------------------

            The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint inspectors. If appointed on the request of one or more shareholders, the holders of a majority of shares present and entitled to vote thereat shall determine the number of inspectors to be appointed. In case any person appointed fails to appear or

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                                      -4-


act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. A report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

SECTION 11.  Qualifications of Voters.
--------------------------------------

            Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders.

            Neither treasury shares nor shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares.

            Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.

            Shares held by or under the control of a receiver may be voted by him without the transfer thereof into his name if authority so to do is contained in an order of the court by which such receiver was appointed.

            A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee.

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                                      -5-


            Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the By-Laws of such corporation may provide, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

SECTION 12.  Vote of Shareholders.
----------------------------------

            Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Any other corporate action by vote of the shareholders shall, except as otherwise required by law, these By-Laws or the certificate of incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

SECTION 13.  Conduct of Shareholders' Meetings.
-----------------------------------------------

            The Officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as the presiding Officer may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting.

SECTION 14.  Shareholder Proposals.
-----------------------------------

            No shareholder shall be entitled to submit a proposal to a meeting of shareholders unless at the time of submitting the proposal, the shareholder shall be a record or beneficial owner of at least 1% or $1,000 in market value of shares entitled to be voted at the meeting, and shall have held such shares for at least one year and shall continue to own such shares through the date on which the meeting is held. A shareholder meeting the above requirements shall deliver to the secretary of the corporation not later than 120 days prior to the date on which the corporation's proxy statement was mailed to stockholders in connection with the previous year's annual meeting, the text of any proposal which he intends to propose at an annual meeting of shareholders and a notice of the intention of the shareholder to present such proposal at the meeting. A proposal to be presented at any meeting of shareholders other than an annual meeting shall be delivered to the Secretary a reasonable time before the mailing of the corporation's proxy material.

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                                      -6-


                                   ARTICLE III

                                   Directors.
                                   ----------

SECTION 1.  Board of Directors.
-------------------------------

            The business of the corporation shall be managed under the direction of its Board of Directors.

SECTION 2.  Qualifications of Directors.
----------------------------------------

            Each director shall be at least 18 years of age.

SECTION 3.  Number of Directors.
--------------------------------

            The number of directors constituting the entire Board shall be nine
(9). This number may be increased or decreased from time to time by amendment of these By-Laws, provided, however, that the number may not be decreased to less than three (3). No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 4.  Election and Term of Directors.
-------------------------------------------

            The number of directors constituting the Board shall be nine (9) subject to increase or decrease from time to time as provided herein. The directors shall be classified, with respect to the period for which they shall severally hold office, into three classes as nearly equal in number as possible, each holding office, subject to the transitional provisions described below, for a period expiring at the third annual meeting of stockholders following the first annual meeting of stockholders of the Corporation at which directors of such class have been elected. For transitional purposes the directorships held by the nine directors holding office following the 1995 annual meeting shall be classified as follows:

Class I Directorships -   Messrs. Agan, Cole and Gibson will be considered to
                          hold Class I Directorships. The Class I Directorships held by Messrs. Agan and Cole will expire at the Annual Meeting of Stockholders in 1996 and 1998 and at the Annual Meetings held in every third year thereafter and the Class I Directorship held by Mr.
                          Gibson will expire at the Annual Meeting of Stockholders in 1995, 1997 and 1998 and at the Annual
                          Meetings held in every third year thereafter.

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                                      -7-


Class II Directorships -  Dr. Menger and Messrs. Powers and Hunter will be considered to hold Class II Directorships. The Class II Directorships held by Dr. Menger and Mr. Hunter will expire at the Annual Meeting of Stockholders in 1995, 1997 and 1999 and at the Annual Meetings held in every third year thereafter and the Class II Directorship held by Mr. Powers will expire at the Annual Meeting of Stockholders held in 1996, 1997 and 1999 and at the Annual Meetings held in every third year thereafter; and

Class III Directorships - Messrs. Bennett, Flynn and Greenlee will be considered to hold Class III Directorships. The Class III Directorships held by Messrs. Bennett and Flynn will expire at the Annual Meeting of Stockholders in 1995 and 1997 and at the Annual Meetings of Stockholders held in every third year thereafter and the Class III Directorship held by Mr. Greenlee will expire at the Annual 0 Meeting of Stockholders held in 1996 and 1997 and at the Annual Meetings held in every third year thereafter.

SECTION 5.  Nominations for Directors.
--------------------------------------

            Nominations of candidates for election as directors of the corporation at any meeting of stockholders called for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote at such meeting. Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not later than sixty days prior to the date of any meeting of stockholders called for the election of directors. The Secretary of the corporation shall request that each such proposed nominee provide the corporation with such information concerning himself as is required, under the rules of the Securities and Exchange Commission, to be included in the corporation's proxy statement soliciting proxies for his election as a director. Any stockholder who intends to make a nomination at any annual meeting of stockholders shall deliver to the Secretary of the corporation not later than 120 days prior to the date on which the corporation's proxy statement was mailed to stockholders in connection with the previous year's annual meeting, or if such nomination is to be made at a meeting of shareholders other than an annual meeting, a reasonable time before the mailing of the corporation's proxy material, a notice setting forth (i) the name,

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                                      -8-


age, business address and residence of each nominee proposed in such notice,
(ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the corporation which are owned of record and beneficially by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent of such nominee to serve as a director of the corporation, if elected. In the event that a person is validly designated as a nominee in accordance with the provisions of this section and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. If the Secretary of the meeting of stockholders called for the election of directors determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

SECTION 6.  Newly Created Directorships and Vacancies.
------------------------------------------------------

            Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a newly created directorship or a vacancy shall be elected to hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified.

SECTION 7.  Removal of Directors.
---------------------------------

            Any director, an entire class of directors or the entire board of directors may be removed from office, only for cause, and only by the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

SECTION 8.  Quorum of Directors.
--------------------------------

            One-third (1/3) of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business.

SECTION 9.  Action by the Board of Directors.
---------------------------------------------

            The vote of the majority of the directors present at a meeting of the Board of Directors at the time of the vote, if a quorum is present at such time, shall, except as otherwise provided

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by law, these By-Laws or the certificate of incorporation, be the act of the Board of Directors.

SECTION 10.  Written Consent of Directors Without a Meeting.
------------------------------------------------------------

            Any action required or permitted to be taken by the Board of Directors or a committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

SECTION 11.  Place and Time of Meetings of Board of Directors.
--------------------------------------------------------------

            Meetings of the Board of Directors, regular or special, may be held at any place, within or without the State of New York and at any time, fixed by the Board of Directors or by the person or persons calling the meeting. Such meetings may be held by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

SECTION 12.  Notice of Meetings of the Board of Directors.
----------------------------------------------------------

            Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors. Special meetings of the Board of Directors shall be held upon notice to the directors and may be called by the Chairman of the Board or the President, or any two directors. The notice shall be given personally including by telephone or mail, telegram, cable or other public instrumentality. If given personally or by telephone, such notice shall be given not less than 48 hours before the meeting to each director. If given by mail, cable telegram or other public instrumentality, such notice shall be given not less than five (5) days before the date of the meeting, to each director. Such notice shall be deemed given, if mailed, when deposited in the United States mail, with postage thereon prepaid, or, if telegraphed, cabled or sent by other public instrumentality, when given to the telegraph company, cable company, or other public instrumentality, directed to the director at his business address, or, if he shall have filed with the secretary of the corporation a written request that notices to him be mailed or telegraphed, cabled or sent to some other address, then directed to him at such other address. The notice need not specify the purpose of any regular or special meeting of the Board of Directors.

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                                      -10-


SECTION 13.  Interested Directors.
----------------------------------

             No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, firm, association or other entity in which one or more of its directors or officers are directors, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board, or of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose:

                          (1) If the material facts as to such director's
             interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the Board as defined in
             Section 9 of this Article, by unanimous vote of the disinterested directors; or

                          (2) If the material facts as to such director's
             interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders; or

                          (3) If the contract or transaction is affirmatively
             established by the party or parties thereto to be fair and reasonable as to the corporation at the time it was approved by the Board, a committee thereof, or the shareholders.

             Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee thereof which approves such contract or transaction.

             The Board of Directors shall have authority to fix the compensation of Directors for services in any capacity.

             A loan shall not be made by the corporation to any director unless it is authorized by vote of the shareholders. For this purpose, the shares of the director who would be the borrower shall not be shares entitled to vote.

SECTION 14.  Reimbursement and Compensation of Directors.
---------------------------------------------------------

             The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum

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                                      -11-


for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or other committees may be allowed similar reimbursement and compensation for their services as such.

SECTION 15.  Executive Committee and Other Committees.
------------------------------------------------------

             The Board of Directors by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Except as to matters listed below and except as otherwise provided by the Board of Directors, the executive committee, during the interim between meetings of the board of directors, shall possess and may exercise all of the powers of the Board of Directors in the management and direction of the business and conduct of the affairs of the corporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may be required. Each other committee shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing it.

             No such committee shall have authority as to the following matters:

                          (1) The submission to shareholders of any action that
             needs shareholders' approval;

                          (2) The filling of vacancies in the Board of Directors
             or in any committee;

                          (3) The fixing of compensation of the directors for
             serving on the Board of Directors or on any committee;

                          (4) The amendment or repeal of the by-laws or the
             adoption of new by-laws;

                          (5) The amendment or repeal of any resolution of the
             Board of Directors.

             Each such committee shall serve at the pleasure of the board. The Board of Directors shall have the power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committee.

             A majority of any such committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors. Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors at each regular meeting

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                                      -12-


thereof and at such other times as requested by the Board of Directors. Failure to submit such record, or failure of the Board to approve any action indicated therein will not, however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided.


                                   ARTICLE IV

                                    Officers.
                                    ---------

SECTION 1.  Officers.
---------------------

            The Board of Directors may elect from its members a Chairman of the Board and shall elect a President, a Chairman of the Executive Committee, one or more Executive Vice Presidents, one or more Senior Vice Presidents and Vice Presidents, a Secretary, a Treasurer and a Controller. The Board of Directors may also at any time elect one or more Assistant Secretaries and/or Assistant Treasurers. Any two or more offices may be combined and conferred upon one person except the offices of President and Secretary.

            The Board of Directors shall appoint either the Chairman of the Board, if any, or the President, the Chief Executive Officer of the Corporation ("the CEO"), who, subject to the control of the Board of Directors, shall direct and control all the business and affairs of the Corporation. The Board of Directors may appoint an Executive Vice President or a Senior Vice President as the Chief Operating Officer of the Corporation ("the COO") who shall be subject to the control of, and perform such duties as may be assigned by, the Chairman of the Board, the President or the Board of Directors. The Board of Directors may appoint an Executive Vice President or a Senior Vice President as the Chief Financial Officer of the Corporation ("the CFO") who shall be responsible for all the fiscal affairs of the Corporation and who shall be subject to the control of, and perform such duties as may be assigned by, the Chairman of the Board, the President or the Board of Directors.

SECTION 2.  Election and Term of Office.
----------------------------------------

            The officers of the Corporation shall be elected by a majority vote of the entire Board of Directors at its first meeting held after the annual meeting of the stockholders. In the event of the failure of the Board to elect such officers at such meeting or in the event of a vacancy then such election may be made at any subsequent regular or special meeting of the Board. The President, the Chairman of the Board and the Chairman of the Executive Committee shall be, but the other officers need not be, directors of the Corporation. All officers shall serve under the direction of and at the pleasure of the Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

SECTION 3.  Powers and Duties of Officers.
------------------------------------------

            (a) Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, and shall perform such other duties as may be assigned to him from time to time by the Board.

            (b) Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee, and in the absence of the Chairman of the Board of Directors and the President shall preside at all meetings of stockholders and at all meetings of the Board of Directors. He shall have such other and further powers and shall perform such other and further duties as may be assigned to him by the Board of Directors.

            (c) President. The President shall perform the duties of the Chairman of the Board of Directors in his absence or during his inability to act. Any action taken by the President in the performance of the duties of the Chairman of the Board of Directors shall be conclusive evidence of the absence or inability to act of the Chairman of the Board of Directors at the time such action was taken. He shall also have such other and further powers and shall perform such other and further duties as may be assigned to him by the Board of Directors.

            (d) Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall perform such duties as may be assigned to them by the Chairman of the Board of Directors or by the President or by the Board of Directors. The Board of Directors may designate any one or more of said Executive Vice Presidents or Senior Vice Presidents as the Chief Operating Officer or the Chief Financial Officer.

            (e) Treasurer. The Treasurer shall have the care and custody of the corporate funds and securities. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation in the manner ordered by the Board. He shall upon request render an account of all his transactions as Treasurer to the Board of Directors. He shall, at all reasonable hours, exhibit his books and accounts to any director upon application. He or an Assistant Treasurer or such other officers, directors or agents as may be designated by the Board of Directors shall endorse checks, notes or drafts payable to the order of the corporation and sign and countersign checks, drafts, and orders for the payment or withdrawal of moneys or securities on deposit in the corporate accounts in such manner as the Board may direct. He shall perform such other duties as shall be assigned to him by the Board of Directors or by the Chairman of the Board of Directors or by the President.

            (f) Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, and the stockholders, unless another person be appointed for that purpose by the stockholders, and also, unless another person be appointed for that purpose by the Executive Committee, the minutes of the Executive Committee, in books provided for that purpose. He shall give or cause to be given all notices required by these by-laws or by resolution of the Board of Directors. He shall have charge of the stock certificate books, stock transfer books and stock ledgers, all of which shall at all reasonable hours be open to the examination of any director; he shall have custody of the seal of the Corporation; and he shall in general perform all the duties usually incident to the office of Secretary, subject to the control of the Board of Directors. The Secretary or an Assistant Secretary shall also certify all resolutions and proceedings of the stockholders, directors and Executive Committee.

            (g) Controller. The Controller shall be the chief accounting officer of the corporation, and shall be responsible for and have active control of all matters pertaining to the accounts of the corporation. He shall audit all payrolls and vouchers and shall direct the manner of certifying the same; shall supervise the manner of keeping all vouchers for payments and all other documents relating to such payments; shall receive and audit all operating and financial statements of the corporation and its subsidiaries; shall have the care, custody and supervision of the books of account of the corporation, their arrangement and classification and shall supervise the accounting and auditing practices of the corporation. He shall, at all reasonable hours, exhibit his books and accounts to any director upon application. He shall, upon request, render an account of the financial condition of the corporation to the Board of Directors. He shall perform such other duties as shall be assigned to him by the Board of Directors or by the Chairman of the Board of Directors or the President.

            (h) Assistant Officers. The Assistant Secretary or Secretaries and the Assistant Treasurer or Treasurers shall perform the duties of the Secretary and of the Treasurer, respectively, in the absence of those officers and shall have such further powers and perform such other duties as may be assigned to them respectively by the Board of Directors.

            (i) Removal. Any officer (other than a director) may be removed, either with or without cause, by a vote of a majority of the whole Board of Directors at a special meeting of the Board called for that purpose, or by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors.

            (j) Bond. Any officer of the Corporation shall give a bond for the faithful discharge of his duties, in such sum, when and as shall be required by the Board of Directors.

            (k) Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the corporation.

SECTION 4.

            The Chairman of the Board, President, Secretary, or any other officer designated by the Board of Directors, is hereby empowered to endorse or execute and deliver any instrument of transfer of any certificate for shares of stock, or bond, or other security owned by or standing in the name of the Corporation.


                                    ARTICLE V

                         Contracts, Checks and Deposits.
                         -------------------------------

SECTION 1.  Contracts.
----------- ----------

            The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

SECTION 2.  Checks, Drafts, etc.
--------------------------------

            All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 3.  Deposits.
---------------------

            All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                   ARTICLE VI

                    Certificates Representing Shares, Record
                      of Shareholders, Transfer of Shares.
                      ------------------------------------

SECTION 1.  Issuance of Shares.
-------------------------------

            No shares of any class of the corporation or any obligations or other securities convertible into or carrying options to purchase any such shares of the corporation, or any options or rights to purchase any such shares or securities of the corporation, shall be issued or sold unless such issuance or sale is approved by the affirmative vote of at least a majority of the entire Board of Directors.

SECTION 2.  Certificates Representing Shares.
---------------------------------------------

            The shares of the corporation shall be represented by certificates which shall be in such form as shall be determined by the Board of Directors. All such certificates shall be consecutively numbered or otherwise identified. Such certificates shall be signed by the Chairman of the Board or the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may, but need not, be sealed with the seal of the corporation or a facsimile thereof. The signature of the officers upon the certificate may be facsimiles if the certificate is countersigned by a transfer agent or an assistant transfer agent, or registered by a registrar other than the corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue. Each certificate shall state upon the face thereof; (1) that the corporation is formed under the laws of New York; (2) the name of the person or persons to whom issued; (3) the number and class of shares and the par value of each share represented by such certificate.

SECTION 3.  Lost, Destroyed or Wrongfully Taken Certificates.
-------------------------------------------------------------

            The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, apparently destroyed or wrongfully taken upon the making of an affidavit of that fact by the person claiming the certificate to be lost, apparently destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the Board of Directors, may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, apparently destroyed or wrongfully taken certificate or certificates, or his legal representative to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, apparently destroyed or wrongfully taken.

SECTION 4.  Record of Shareholders.
-----------------------------------

            The corporation shall keep at its principal office, or at the office of its transfer agent in the State of New York, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. The corporation shall be protected in treating the persons in whose names shares stand on the record of shareholders as the owners thereof for all purposes.

SECTION 5.  Transfer of Shares.
-------------------------------

            Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of shares shall be entered on the record of shareholders of the corporation.


                                  ARTICLE VII

                                  Fiscal Year.
                                  ------------

            The fiscal year of the corporation shall be the calendar year.


                                  ARTICLE VIII

                                   Dividends.
                                   ----------

            The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its certificate of incorporation.

                                   ARTICLE IX

                                      Seal.
                                      -----

            The seal of the corporation shall be circular in form and contain the name of the corporation, the year when it was formed, and the words "New York". The corporation may use the seal causing it or a facsimile to be affixed or impressed or reproduced in any other manner.


                                    ARTICLE X

                                Waiver of Notice.
                                -----------------

SECTION 1.  Waiver of Notice to Shareholders.
---------------------------------------------

            Notice of meeting need not be given to any shareholder who signed a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

SECTION 2.  Waiver of Notice to Director.
-----------------------------------------

            Notice of meeting need not be given to any director who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

SECTION 3.  Notice Dispensed with When Delivery Prohibited.
-----------------------------------------------------------

            Whenever communication to any shareholder or any director is unlawful under any statute of the State of New York or of the United States or any regulation, proclamation or order issued under said statutes, the giving of any notice to such shareholder or such director shall not be required and there shall be no duty to apply for license or other permission to so do.


                                   ARTICLE XI

                                Indemnification.
                                ----------------

            To the fullest extent permitted by law, either directly or by the purchase of insurance or in part directly and in part by the purchase of insurance, the corporation shall indemnify each natural person, or if deceased, his personal representative made or threatened to be made a party to any action or proceeding civil or criminal, including an appeal therein against the reasonable expenses, attorneys' fees, judgments, fines and amounts paid in settlement if such person is made or threatened to be made a party by reason of the fact that he or his testator or intestate is or was: (1) an officer, director or employee of the corporation or
(2) an officer, director or employee of or served in any capacity in any other corporation, partnership, joint venture, trust or other enterprise, at the request of this corporation, provided that in the case of a person serving as an employee or in any other capacity in any other corporation, partnership, joint venture, trust or other enterprises, that such person was at the time he was so designated to serve by this corporation, an employee of this corporation, or (3) the occupant of a position or a member of a committee or board or a person having responsibilities under federal or state law, including but not limited to responsibilities under the Employee Retirement Income Security Act of 1974, who was appointed to such position or to such committee or board by the Board of this corporation or by an officer of this corporation or who served in such position or on such committee or board at the request or direction of the Board of this corporation or of an officer of this corporation or who assumed such responsibilities at the request or direction of the Board of this corporation or of any officer of this corporation, provided only that such person acted in good faith for a purpose which he reasonably believed would be in the best interest of the corporation or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to the best interests of the corporation, and in criminal proceedings had no reasonable cause to believe that his conduct was unlawful.

            The corporation's obligations under this Article shall be reduced by the amount of any insurance which is available to any such person whether such insurance is purchased by the corporation or otherwise. The right of indemnity created herein shall be personal to the officer, director, employee or other person and their respective legal representatives and in no case shall any insurance carrier be entitled to be subrogated to any rights created herein.

            Nothing contained herein shall obligate the corporation to indemnify any person against any claim arising out of personal injuries, bodily injuries or property damage.

                                   ARTICLE XII

                               Employee Benefits.
                               ------------------

            The Board may from time to time make such provision for the establishment, funding, and carrying out of pension, profit sharing, share bonus, share purchase, share option, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions for any and all of its employees and officers, as in its discretion the Board may deem advisable and the Board may from time to time adopt and carry out any such plan or plans of providing such benefits or modify, discontinue or terminate any such plan as may then be in force. If any such benefit plan entitles members of the Board to participate as employees of the company, every member of the Board shall be entitled to vote upon any matter relating to the adoption, administration, carrying out, modification, discontinuance or termination of any such plan. The Board shall have power to appropriate funds including cash, stock, and other property of the company to defray, in whole or in part, the cost of providing any such benefits which may be based upon services rendered by employees prior to the date of establishment or modification of such plan and upon services to be rendered thereafter prior to the retirement or other payment date provided therein and may obligate the company to make payments toward defraying any such expenses over a period of years, subject always to the power of the Board in its discretion to modify, discontinue and terminate any such benefit plan to the extent then permitted in existing tax or other laws. The Board shall have full power in its discretion to provide for the administration of any such benefit plan and the investment and reinvestment of funds therein by an insurance company, trustees (who may be directors, officers or employees of the company), or other agency under such terms and conditions as the Board may deem advisable or to provide for the administration of such plan and the investment and reinvestment of the funds therein by the company. The Board shall have full power in its discretion to delegate to such committees, individuals (who may be directors, officers or employees of the company) or independent consultants such part of the carrying out of any such plan as in its discretion it may deem advisable.


                                  ARTICLE XIII

                              Amendment and Repeal.
                              ---------------------

SECTION 1.  Amendment and Repeal by the Shareholders.
-----------------------------------------------------

            These By-Laws may be amended or repealed by the affirmative vote of holders of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, provided that the notice of meeting states such purpose.

SECTION 2.  Amendment and Repeal by the Board of Directors.
-----------------------------------------------------------

            These By-Laws may also be amended or repealed by the affirmative vote of at least 75% of the entire Board of Directors.